Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. § 1350)

In connection with the Quarterly Report of Maxar Technologies Inc., a Delaware corporation (“Company”), on Form 10-Q for the quarter ended June 30, 2019, as filed with the U.S. Securities and Exchange Commission (“Report”), the undersigned officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Maxar Technologies Inc.

/s/ Daniel L. Jablonsky

Daniel L. Jablonsky

President and Chief Executive Officer

Date: August 6, 2019